EXHIBIT 10.2



THIS FIRST AMENDMENT TO EMPLOYMENT CONTRACT, dated September 30, 2002 between AIR PACKAGING TECHNOLOGIES, ("Employer") and DONALD OCHACHER ("Employee").

     1. Paragraph 10 of the Employment  Contract  between  Employer and Employee is hereby  amended by  substituting  "two million  shares" for "one million five hundred  thousand"  and by  substituting  "15 cents per share" for "10 cents per share."

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the 11th day of November, 2002.


AIR PACKAGING TECHNOLOGIES, INC.

By: /s/  Elwood Trotter                 /s/ Donald M. Ochacher
    --------------------------------    ---------------------------------
                                        DONALD OCHACHER